Exhibit 99.1

ACE LIMITED

ACE Global Headquarters

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Evan Greenberg, Philip Bancroft and Robert Cusumano as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Ordinary Shares of ACE Limited which the undersigned is entitled to vote at the Annual General Meeting to be held at 8 a.m. Atlantic time on                     , 2008 at ACE Global Headquarters or any adjournment thereof.

(CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your ACE LIMITED account online.

Access your ACE Limited shareholder/stockholder account online via Investor ServiceDirect® (ISD).

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This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted “FOR” each of Proposals 1-13 and 15-16 and “FOR” each of the nominees for the Board listed in Proposal 14. The Board of Directors of the Company recommends that you vote your shares “FOR” each of Proposals 1-13 and 15-16 and “FOR” each of the nominees for the Board listed in Proposal 14.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

See Agenda Items at the Bottom of this Voting Card for Further Description of Voting Matters

For Election to Term Expiring in 2010:
	For	Against	Abstain
1. Approve De-Registration Amendment	☐	☐	☐		For	Against	Abstain
	For	Against	Abstain	06 Robert M. Hernandez	☐	☐	☐

2. Approve Financial Statement Amendment	☐	☐	☐	07 Peter Menikoff	☐	☐	☐

	For	Against	Abstain	08 Robert Ripp	☐	☐	☐
3. Approve Par Value Amendment	☐	☐	☐
	For	Against	Abstain	09 Dermot F. Smurfit	☐	☐	☐
4. Approve Continuation of the Company in Zurich, Switzerland	☐	☐	☐
	For	Against	Abstain
5. Approve Company’s name	☐	☐	☐	For Election to Term Expiring in 2011:
	For	Against	Abstain
6. Approve changed purpose	☐	☐	☐		For	Against	Abstain
	For	Against	Abstain	10 Evan G. Greenberg	☐	☐	☐
7. Approve rearrangement of share capital	☐	☐	☐	11 John A. Krol	☐	☐	☐
	For	Against	Abstain
8. Approve Articles of Association	☐	☐	☐	12 Leo F. Mullin	☐	☐	☐

	For	Against	Abstain
9. Confirm Swiss law as authoritative legislation	☐	☐	☐		For	Against	Abstain
	For	Against	Abstain	15. Approve Long-Term Incentive Plan through fourth amendment	☐	☐	☐
10. Confirm Zurich, Switzerland as principal place of business	☐	☐	☐
	For	Against	Abstain		For	Against	Abstain
11. Appoint special auditor	☐	☐	☐	16. Ratify appointment of PricewaterhouseCoopers LLP/elect PricewaterhouseCoopers AG	☐	☐	☐
	For	Against	Abstain
12. Increase ordinary capital by conversion of freely distributable equity	☐	☐	☐
13. Approve dividend	For ☐	Against ☐	Abstain ☐	In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.

14. Elect and confirm directors				Dated , 2008

For Election to Term Expiring in 2009:				Signature

	For	Against	Abstain
01 Michael G. Atieh	☐	☐	☐	Signature if held jointly

02 Mary A. Cirillo	☐	☐	☐
03 Bruce L. Crockett 04 Thomas J. Neff 05 Gary M. Stuart	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by authorized person.

Ù FOLD AND DETACH HERE Ù

Agenda Items:

1. Approval of the amendment (the “De-Registration Amendment”) to the Company’s Memorandum of Association and Articles of Association to permit the de-registration of the Company from the Cayman Islands.

2. Approval of the amendment (the “Financial Statement Amendment”) to the Company’s Articles of Association to require the Company to prepare and provide to shareholders not less than annually an unconsolidated balance sheet of the Company valuing the Company’s investment in its subsidiaries on a “mark-to-market” basis.

3. Approval of amendments (the “Par Value Amendment”) to Company’s Articles of Association to change the currency in which the par value of the Company’s shares is stated from U.S. dollars to Swiss Francs, to increase the par value of the Ordinary Shares from $0.041666667 to CHF • through a reverse stock split, and to increase the number of authorized shares back to 500,000,000 shares.

4. Approval of the Company’s de-registration from the Cayman Islands and continuation in Switzerland (the “Continuation”).

5. Approval of the name of the Company.

6. Approval of the change of the purpose of the Company.

7. Approval of the rearrangement of the Company’s existing share capital.

8. Approval of the Company’s Articles of Association.

9. Confirmation of Swiss law as the authoritative legislation governing the Company.

10. Confirmation of the principal place of business of the Company as Zurich, Switzerland.

11. Appointment of • as special auditor for the fiscal year ending December 31, 2008.

12. Approval of the increase in the ordinary capital by way of conversion of freely distributable equity of the Company to permit options with exercise prices less than par value.

13. Approval of payment of a dividend through a reduction of the par value of the shares in an amount equal to CHF • and payment of such amounts in equal quarterly installments at such times during the succeeding • months as determined by the Board of Directors.

14. Election of new directors and confirmation of existing directors.

15. Approval of the Company’s 2004 Long-Term Incentive Plan as amended through the fourth amendment.

16. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and, if the Continuation is approved and as required by Swiss law, to elect PricewaterhouseCoopers AG as statutory auditors for the fiscal year ending December 31, 2008.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11:59 P.M. Eastern Time on                     , 2008

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.	OR	TELEPHONE 1- - -
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.